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                                                                    EXHIBIT 5.1

                           KIRKPATRICK & LOCKHART LLP
                              1500 OLIVER BUILDING
                         PITTSBURGH, PENNSYLVANIA 15222

                                 June 17, 1997

First Western Bancorp, Inc.
101 East Washington Street
New Castle, PA  16103

        Re:      First Western Bancorp, Inc.
                 and First Western Capital Trust I
                 Registration Statement on Form S-4
                 ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to First Western Bancorp, Inc., a Pennsylvania corporation (the "Company"), and First Western Capital Trust I, a Delaware business trust (the "Trust"), in connection with the filing by the Company and the Trust of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission. The Registration Statement relates to (i) the proposed issuance by the Trust of $25,000,000 aggregate Liquidation Amount of the Trust's 9.875% Series B Capital Securities due February 1, 2027 (the "Series B Capital Securities") registered under the Securities Act, in exchange for an identical aggregate Liquidation Amount of the Trust's outstanding 9.875% Series A Capital Securities (the "Series A Capital Securities"); (ii) the proposed issuance by the Company to the Trust of up to $25,774,000 aggregate principal amount of the Company's 9.875% Junior Subordinated Deferrable Interest Debentures (the "Series B Subordinated Debentures") registered under the Securities Act, in exchange for an identical aggregate principal amount of the Company's outstanding 9.875% Junior Subordinated Deferrable Interest Debentures (the "Series A Subordinated Debentures"); and (iii) the Company's guarantee (the "New Guarantee"), which guarantees the payment of Distributions and payments on liquidation or redemption of the Series B Capital Securities, registered under the Securities Act, in exchange for the guarantee (the "Old Guarantee") which guarantees the payment of Distributions and payments on liquidation or redemption of the Series A Capital Securities. The Series B Capital Securities are issuable under an Amended and Restated Declaration of Trust dated as of February 11, 1997 (the "Trust Agreement") between the Company, as Sponsor, The Chase Manhattan Bank (Delaware), as Delaware Trustee, The Chase Manhattan Bank, as Property Trustee, and the Administrative Trustees named therein, the Series B Subordinated Debentures are issuable under an Indenture dated as of February 11, 1997(the "Indenture") between the Company and The Chase Manhattan Bank as Trustee, and the

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First Western Bancorp, Inc.
June 17, 1997
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New Guarantee is issuable under the Guarantee Agreement dated as of February
11, 1997 (the "Guarantee Agreement") between the Company and the Chase Manhattan Bank, as Guarantee Trustee.

         We have examined such documents and records as we deemed appropriate, including but not limited to the following: a copy of the Restated Articles of Incorporation of the Corporation, certified by the Secretary of State of the Commonwealth of Pennsylvania; a copy of the By-Laws of the Corporation, as amended; a certificate under a recent date of the Secretary of State of the Commonwealth of Pennsylvania certifying as to the subsistence of the Corporation under the laws of the Commonwealth of Pennsylvania; an executed copy of the Trust Agreement; a certificate under a recent date of the Secretary of State of the State of Delaware certifying as to the good standing of the Trust under the laws of the State of Delaware; the Guarantee Agreement; the Indenture; and the Registration Rights Agreement, dated February 11, 1997, among the Company, the Trust and the Initial Purchaser (as defined therein). We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of this opinion.

         We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company or the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. To the extent relevant to the opinion set forth below, we have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture and is qualified and eligible under the terms of the Indenture to act as trustee thereunder; that the Indenture was duly authorized, executed and delivered by the Trustee; that the Indenture is a valid and binding obligation of the Trustee; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         Based upon the foregoing, and subject to the effectiveness of the Registration Statement under the Securities Act and the qualification of the Trust Agreement, the Indenture and the Guarantee Agreement under the Trust Indenture Act of 1939, as amended, we are of the opinion that:

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First Western Bancorp, Inc.
June 17, 1997
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         (a) The Series B Capital Securities have been duly authorized for issuance by the Trust and when executed, authenticated, and delivered in the manner provided for in the Trust Agreement and delivered against surrender and cancellation of an identical amount of Series A Capital Securities in the manner described in the Registration Statement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         (b) The Series B Subordinated Debentures have been duly authorized for issuance by the Company and when executed and authenticated in the manner provided for in the Indenture and delivered against surrender and cancellation of an identical amount of Series A Subordinated Debentures in the manner specified in the Registration Statement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

         (c) The New Guarantee has been duly authorized by all requisite corporate action and, when executed as specified in the Guarantee Agreement and delivered against surrender and cancellation of the Old Guarantee in the manner described in the Registration Statement, will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms.

         We are opining herein only as to the effect on the subject transactions of the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, all as in effect on the date hereof. Accordingly, we are not opining on, and we assume no responsibility as to, the applicability to or effect on any of the matters covered herein of any other jurisdiction other than those enumerated above.

         Insofar as the enforceability and binding effect of the Indenture is concerned, our opinions set forth herein are subject to limitations arising pursuant to applicable bankruptcy, insolvency, moratorium, fraudulent transfer, preference and other laws and equitable principles affecting the scope and enforcement of creditors' rights generally, and are also limited by the Trustee's implied covenants of good faith, fair dealing and commercially reasonable conduct, and by the effect of judicial discretion on the availability of remedies and realization of benefits under and enforceability of the Indenture in all respects as written, including, but not limited to, the recovery of attorneys' fees. In applying such principles, a court, among other things, might not allow the Trustee to take action based on a default deemed immaterial. We have also assumed that the Trustee will at all times act in good faith, in a commercially reasonable manner and in compliance with all applicable laws and regulations in the performance of their duties and the exercise of their rights and remedies under the Indenture.

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First Western Bancorp, Inc.
June 17, 1997
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         We consent to the use of this opinion as Exhibit 5.1 to the
Registration Statement and to the reference to the undersigned in the prospectus that forms part of the Registration Statement.

                                  Yours truly,

                                  /s/ Kirkpatrick & Lockhart LLP